EXHIBIT 23.10

UPDATE AS OF 31 AUGUST 2009
TO FORMAL VALUATION
OF ALL THE SHARES OF
GENTERRA INC. AS AT 31 DECEMBER 2008
FOR ITS ACQUISITION THROUGH AMALGAMATION
BY
CONSOLIDATED MERCANTILE INCORPORATED

9 September 2009

9 September 2009

The Independent Committee of
The Board of Directors
Genterra Inc.
106 Avenue Road
Toronto ON M5R 2H3

Gentlemen,

We hereby render an update as at 31 August 2009 (the “Valuation Date”), using unaudited Financial Statements as at 30 June 2009, of our Formal Valuation dated 26 January 2009 under OSC Multilateral Instrument 61-101 setting our Estimate of Fair Market Value of the Shares of Genterra Inc. as at 31 December 2008 (the “Formal Valuation”). This is for the purpose of Genterra’s acquisition by Consolidated Mercantile Inc. (“CMI”), through amalgamation. The companies have Officers, Directors and a major beneficial shareholder in common.

The objective of this update to the Formal Valuation is to supply information to the Directors and Shareholders of both Genterra and CMI in considering and approving the acquisition.

Our conclusion as to the Fair Market Value of all the Shares of Genterra, is TWENTY FIVE MILLION NINE HUNDRED AND SIXTY-FIVE THOUSAND DOLLARS ($25,965,000), equivalent to $0.95 (rounded) per Common Share, on a fully diluted basis, assuming full conversion of the Class A Preference Shares.

This update is to be read only in conjunction with the Formal Valuation. Should you require additional information about our conclusion, or have any questions or comments relating to the Formal Valuation, please do not hesitate to get in touch with us.

Yours very truly,
CORPORATE VALUATION SERVICES LIMITED
Per

James P. Catty, MA, CA•CBV, CPA/ABV, CFA, CVA, CFE
President

UPDATE AS OF 31 AUGUST 2009
TO FORMAL VALUATION
OF ALL THE SHARES OF
GENTERRA INC. AS AT 31 DECEMBER 2008
FOR ITS ACQUISITION THROUGH AMALGAMATION
BY
CONSOLIDATED MERCANTILE INCORPORATED

TABLE OF CONTENTS

ENGAGEMENT                                                                                                     3
BACKGROUND                                                                                                    4
APPROACH TO VALUATION                                                                          5
RENTAL REAL ESTATE                                                                                    5
FINANCIAL POSITION                                                                                      6
STOCK MARKET ACTIVITY                                                                          10
CONCLUSION                                                                                                     10
CERTIFICATE                                                                                                     11

GENTERRA INC. FORMAL VALUATION

ENGAGEMENT

On 6 July 2009, the Independent Committee of the Board of Directors of Genterra Inc. ("Genterra" or the “Company”), engaged Corporate Valuation Services Limited (CVS) to supply, for a fee not to exceed $4,500, an update, as of 31 August 2009 (“Valuation Date”), using unaudited financial Statements as at 30 June 2009, for the Formal Valuation under OSC Multilateral Instrument 61-101, dated 26 January 2009 (the “Formal Valuation”) setting out our Estimate of Fair Value of all its Common Shares as at 31 December 2008.

The objective of this update to the Formal Valuation is to supply information to the Directors and Shareholders of the Company with respect to the consideration and approval of the acquisition of all the Shares of Genterra, by Consolidated Mercantile Incorporated (“CMI”), through amalgamation.  The companies are related: a majority of the Directors of Genterra are also Directors of CMI, one Officer is the same, and both organizations are controlled by Fred A. Litwin and his family, who, directly or indirectly, can exercise a majority of the votes of each.

The Formal Valuation was being prepared in accordance with the provisions of the Ontario Securities Commission Multilateral Instrument 61-101 (the "Rule"). In the Rule, Fair Market Value is defined as:

"The monetary consideration, that, in an open and unrestricted market, an informed and prudent buyer would pay to an informed and prudent seller, each acting at arm's length with the offer and under no compulsion to act, expressed in terms of money or money's worth, without taking into account any discounts for lack of marketability or absence of control and other factors required under the Rule."

In the Formal Valuation and this update, CVS prepared an "intrinsic value", which is a notional amount, based on rates of return required by potential purchasers, adjusted to the economic and business conditions at the Valuation Date, except as provided under the Rule. However, our conclusion gives consideration to possible benefits that might be obtained as a result of the acquisition. This update is to be read in conjunction with the Formal Valuation.

BACKGROUND

Genterra is a real estate holding firm that owns five buildings in Ontario, with a total of 743,000 Square Feet ("SF"), of which 430,000 SF is industrial and the remaining 313,000 SF is commercial. The industrial space is leased to a related entity, The Cambridge Towel Corporation, a manufacturer of textiles.

Relationships Between the Companies

The companies are closely linked:

	CMI	Genterra
Stan Abramowitz	Director/Secretary	Director/Secretary
Alan Kornblum	-	Director
Fred A. Litwin Mark I. Litwin	Director/President -	- Director/President
Mark E. Dawber	Director	Director
Ian Dalrymple	Director	-
Sol D. Nayman	Director	Director

Mr. Mark I. Litwin is the son of Mr. Fred A. Litwin. Entities controlled by Mr. Litwin and his family own securities representing 58% of the equity of CMI and 51% of that of Genterra.

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GENTERRA INC. FORMAL VALUATION

APPROACH TO VALUATION

Usually there are as many sale prices for a business interest as there are purchasers, and each buyer for a particular business, whether represented by shares or the related assets, will pay a price based on its ability to utilize the resources. In an open market transaction, a purchaser will consider the available synergies, such as reduced competition, assured material supply, guaranteed sales, economies of scale, cost savings, location and proximity to other properties owned by the buyer, etc. Theoretically, each purchaser is able to enjoy such economies of scale in varying degrees, and might therefore pay a different price for a particular pool of assets.

Where no specific third-party purchaser has been clearly identified, it is difficult to be certain of the price that would be paid in an open market transaction. Since control of Genterra has not been offered for sale, CVS could not determine interests and possible synergies available to an outside purchaser. Considering all circumstances, CVS has adopted the Asset Based approach, using the Adjusted Shareholders' Equity method. As the Common Shares are publicly quoted, Transaction Based Values using the stock market activity method have also been taken into account.

Based on information and documents reviewed, explanations provided to us, and subject to the Restrictions and Qualifications noted herein, our Fair Market Value of all the Shares is $25,965,000 equivalent to $0.95 (rounded) for each Common Share, allowing for full conversion of Class A Preference Shares.

RENTAL REAL ESTATE

Genterra directly owns three properties in Ontario, (450 Dobbie Drive, Cambridge; 200 Glendale Avenue, Hamilton; 140 Wendell Avenue, Toronto). A further two, 1095 Stellar Drive, Newmarket and 90 Ontario Street, Toronto, are held by wholly owned subsidiaries.

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GENTERRA INC. FORMAL VALUATION

FINANCIAL POSITION

At 30 June and 31 August 2009, Genterra had the following consolidated Balance Sheets:

			June 30, 2009	August 31, 2009
			Reported	Adjusted
			Book	Book
			Value	Value
			$	$
	ASSETS
Current
Cash & Equivalents			7,726,343	7,839,627
Marketable Securities			1,774,493	1,774,493
Receivables			598,927	598,927
Perpaids & Deposits			377,727	377,727
Investments - Current Portion			363,975	371,975
Future Tax Benefits			59,953	59,953
			10,901,418	11,022,702
Capital
Investments			249,000	249,000
Rental Real Estate			16,301,939	22,500,000
Future Tax Benefits			138,735	138,735
			16,689,674	22,887,735
			27,591,092	33,910,437
	LIABILITIES
Current
Payables & Accruals			507,210	507,210
Taxes Due			120,742	120,742
Mortgages - Current Portion			300,546	294,330
			928,498	922,282
Term		Shares
Mortages Payable			3,142,420	3,142,420
Future Tax Liabilities			2,165,101	3,880,080
Class A Retractable Preferrence Shares		326,000	5,284,415	5,382,215
			10,591,936	12,404,715
			11,520,434	13,326,997
	EQUITY
Share Capital
Class B Preference		26,274,918	2,150,684	1,313,746
Common		19,339,211	9,983,862	9,983,862
			12,134,546	11,297,608
Retained Earnings			3,936,112	9,285,832
			16,070,658	20,583,440
			27,591,092	33,910,437

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GENTERRA INC. FORMAL VALUATION

The following notes explain the components of, and the adjustments to the Book Values, of the assets and liabilities of Genterra.

Cash & Equivalents

This consists of cash in banks and money market funds in Canadian and US dollars.

Marketable Securities

These comprise balanced mutual funds, notes and a mortgage trust.

Receivables

These include amounts due by tenants ($411,000) and related parties ($188,000).

Investments

These are notes due by an unrelated ($372,000) and a related party ($249,000).

Future Tax Benefits

	Book	Adjusted
	Value	Book Value

Cumulative Eligible Capital	133,308	133,308
Marketable Securities	59,953	59,953
Sundry	5,427	5,427
	198,688	198,688
Current Portion	(59,953)	(59,953)
Capital Portion	138,735	138,735

Rental Real Estate

		Land	Building	Accumulated	Net
Address	City	Cost	Cost	Depreciation	Book Value
450 Dobbie Dr	Cambridge	585,000	4,649,000	(1,117,030)	4,116,970
200 Glendale Ave	Hamilton	305,000	1,468,000	(335,380)	1,437,620
140 Wendell Ave	Toronto	560,000	4,950,378	(1,233,138)	4,277,240
1095 Stellar Dr	Newmarket	163,027	992,763	(291,422)	864,368
90 Ontario St	Toronto	3,703,000	2,005,790	(103,049)	5,605,741
		5,316,027	14,065,931	(3,080,019)	16,301,939

Fair Market Values of Real Estate

			Appraisal	Fair Market	Increase
		Appraiser	Date	Value	Over NBV
450 Dobbie	Cambridge	Integris	1-May-2009	5,300,000	1,183,030
200 Glendale	Hamilton	Real	1-May-2009	1,450,000	12,380
140 Wendell	Toronto	Estate	1-May-2009	8,800,000	4,522,760
1095 Stellar	Newmarket	Counsellors	1-May-2009	2,100,000	1,235,632
90 Ontario	Toronto		1-May-2009	4,850,000	(755,741)
				22,500,000	6,198,061

Long-Term Debt

			Current	Term
		Lender	Portion	Portion	Total
200 Glendale	Hamilton	Laurentian	62,602	73,033	135,635
140 Wendell	Toronto	CIBC	184,508	2,419,118	2,603,626
1095 Stellar	Newmarket	BDC	53,436	650,269	703,705
			300,546	3,142,420	3,442,966

Future Tax Liabilities – Book Value

Real Estate	2,159,384
Other	5,707
Total Future Tax Liabilities	2,165,091

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GENTERRA INC. FORMAL VALUATION

Future Tax Liabilities – Adjusted Book Value

		200 Glendale	450 Dobbie	140 Wendell	1095 Stellar	90 Ontario	Total

Tax Cost
Land		85,000	283,467	1,061,448	209,462	50,000	1,689,377
Building etc		450,000	2,820,395	9,434,760	1,282,869	587,423	14,575,447
Total		535,000	3,103,862	10,496,208	1,492,331	637,423	16,264,824

Est. UCC		143,360	776,873	3,722,202	865,728	181,223	5,689,386

Fair Market Value		1,450,000	5,300,000	8,800,000	2,100,000	4,850,000	22,500,000
Land	CVS est	260,000	530,000	1,060,000	330,000	3,640,000	5,820,000
Building, Etc		1,190,000	4,770,000	7,740,000	1,770,000	1,210,000	16,680,000

Recapture	Building	306,640	2,043,522	4,017,798	417,141	406,200	7,191,301
Capital Gain (loss)	Building	740,000	1,949,605	0	487,131	622,577	3,799,313
Capital Gain (loss)	Land	175,000	246,533	(1,448)	120,538	3,590,000	4,130,623
Capital Gain (loss)	Total	915,000	2,196,138	(1,448)	607,669	4,212,577	7,929,936

Tax on Recapture	29.00%	88,926	592,621	1,165,161	120,971	117,798	2,085,477
Tax Realized in Use	29.00%	214,600	565,385		141,268	180,782	1,102,035
Tax on Capital Gain	14.50%	25,375	35,747	(210)	17,478	520,550	598,940
Total Tax on Real Estate		328,901	1,193,753	1,164,951	279,717	819,130	3,786,452
Straight line rent assets							93,628
Foreign exchange gains							0
Total future tax liabilties							3,880,080

Allocation of Fair Market Value

Genterra's equity is allocated between the various classes of shares as follows.

Share Capital	Number	Redemption	Book	Fair Market	FMV
	of Shares	Amount	Equity	Value	Per Share
Class A Preference	326,000	$15.00	5,284,415	5,382,215	$16.510
Class B Preference	26,274,918	$0.05	2,150,684	1,313,746	$0.050
Common	19,339,211		13,919,974	19,269,694	$0.996
			21,355,073	25,965,655

The total has been rounded to $25,965,000.

Conversion Rights

Each of the 326,000 Class A Preference Shares is convertible into 20 Common Shares and has $1.51 ($492,215 in total) of accrued dividends ($15.00 stated value or $4,890,000). Full conversion would require the issuance of 6,520,000 new common shares for a total of 25,859,211, a 33.7% increase. The overall dilution in the Fair Market Value of the common shares is 4.3%.

	Exchange	Number	Fair Market	FMV
	Ratio	of Shares	Value	Per Share	Dilution
Class A Preference	20	6,520,000	5,382,215	$0.825	15.5%
Common	1	19,339,211	19,269,694	$0.996	-4.3%
Diluted		25,859,211	24,651,909	$0.953

The equivalent converted price of the Class A Preference Shares is $19.06 each.

STOCK MARKET ACTIVITY

At 31 August 2009, the Common Shares of Genterra traded on the TSX-V in small volumes under the symbol GIC-V. For the period from 1 January 2009 to the Valuation Date, the average trading price was $0.60.

CONCLUSION

Based on the analyses set out above, our updated Estimate of Fair Market Value of all the Shares of Genterra at 31 August 2009 is TWENTY FIVE MILLION NINE HUNDRED AND SIXTY-FIVE THOUSAND DOLLARS ($25,965,000). This is equivalent to $0.95 (rounded) for each of the 25,859,211 Common Shares to be issued on a fully diluted basis, assuming complete conversion of the 326,000 Class A Preference Shares. The Transaction Based Value of $0.60 a Common Share is at a discount of 37% to the Fair Market Value.

Canadians prefer direct real estate investments, or, if liquidity is important, via flow-through vehicles such as Real Estate Investment Trusts, rather than indirect holdings through real estate holding companies, such as Genterra. For this reason, according to stock market analysts, widely held shares of real estate investment firms normally trade at significant discounts from their underlying Adjusted Book Values. In times of financial stress, such as at the Valuation Date, the discount will be greater. For Genterra, the 37% discount includes not only that from a minority interest but also one relating to its principle activity of real estate ownership.

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GENTERRA INC. FORMAL VALUATION

CERTIFICATE

I, James P. Catty, certify that, to the best of my knowledge and belief:

▪	The statements of fact contained in this Formal Valuation are true and correct;

•
The reported analyses, opinions and conclusions are limited only by the indicated Assumptions, Restrictions and Qualifications, and are my personal, unbiased professional analyses, opinions and conclusions;

•
I have no direct or indirect, present or prospective interest in Genterra; I have no personal interest or bias with respect to the parties involved, received no instructions and was subject to no limitations imposed by any party;

•	Our compensation is not contingent on any action or event resulting from analyses, opinions or conclusions in, or the use of this Formal Valuation;

•	My analyses, opinions and conclusions were developed, and this Formal Valuation has been prepared in conformity with the Standards of the Canadian Institute of Chartered Business Valuators;

•	I have received no significant professional assistance in preparing this Formal Valuation.

Toronto, Canada
9 September 2009

CORPORATE VALUATION SERVICES LIMITED
Per

James P. Catty, MA, CA•CBV, CPA/ABV, CFA, CVA, CFE
President

C:\CVS\CLIENTS\Genterra\2009\Genterra Formal Valuation Update 2009 SEP 09 FINAL.doc

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